UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2006

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2006, Telik, Inc. (the “Company”) and Eastbourne Capital Management, L.L.C. and certain related persons and entities (collectively “Eastbourne”) amended and restated the agreement (the “Amended and Restated Standstill Agreement”) entered into between the Company and Eastbourne as of May 18, 2006 (the “Prior Agreement”).

Under the Amended and Restated Standstill Agreement, Eastbourne has agreed to restrictions on (a) its ability to increase the percentage of its aggregate beneficial ownership of the Company’s outstanding common stock to greater than 30% without the prior written consent of the Company, and (b) its ability to propose to the Company any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek or propose to influence or control the Company’s management, Board of Directors or policies or to obtain representation on the Company’s Board of Directors.

The foregoing description is qualified in its entirety by the complete Amended and Restated Standstill Agreement, which superseded and replaced the Prior Agreement, and is filed as Exhibit 10.2 hereto.

Item 3.03 Material Modification to Rights of Security Holders.

On December 11, 2006, in connection with the Amended and Restated Standstill Agreement, the Company entered into an amendment (the “Second Amendment”) to the Rights Agreement, dated November 2, 2001 by and between the Company and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”).

The Rights Agreement governs certain rights of the holders of the Company’s common stock to acquire the Company’s preferred stock and provides that a stockholder of the Company that becomes an “Acquiring Person” under the Rights Agreement will be subject to certain adverse consequences. The Rights Agreement defined “Acquiring Person” to include a person who acquires beneficial ownership of 20% or more of the common stock then outstanding.

On May 18, 2006, the Rights Agreement was amended to exclude Eastbourne from the definition of “Acquiring Person” so long as none of them, nor their affiliates or associates, either individually or in the aggregate, becomes the beneficial owner of 25% or more of the common stock then outstanding (the “Eastbourne Percentage”).

The Second Amendment amends the Rights Agreement to increase the Eastbourne Percentage to 30% of the common stock then outstanding; provided that effective at 11:59 pm Eastern Time on the date (the “Measurement Date”) on which the Company publicly announces that it has received approval from the U.S. Food and Drug Administration to market the Company’s Telcyta compound, the Eastbourne Percentage would be automatically amended to be the greater of (a) 25% or (b) the percentage (not to exceed 30%) of the common stock then outstanding and held by Eastbourne as of the Measurement Date.

The foregoing description is qualified in its entirety by the complete Second Amendment, which is filed as Exhibit 4.6 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
4.6	Second Amendment, dated as of December 11, 2006, to Rights Agreement, dated November 2, 2001, between Telik, Inc. and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.2	Amended and Restated Agreement, dated December 11, 2006, by and among Telik and Eastbourne Capital Management, L.L.C., Black Bear Offshore Master Fund, L.P., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Richard J. Barry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: December 12, 2006
	By:	/s/ Cynthia M. Butitta
Cynthia M. Butitta
Chief Operating Officer and Chief Financial Officer

Exhibit No.	Exhibit Title
4.6	Second Amendment, dated as of December 11, 2006, to Rights Agreement, dated November 2, 2001, between Telik, Inc. and Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.2	Amended and Restated Agreement, dated December 11, 2006, by and among Telik and Eastbourne Capital Management, L.L.C., Black Bear Offshore Master Fund, L.P., Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., and Richard J. Barry.